Exhibit 99.1

Dream Finders Homes Commences Private Exchange Offer and Consent Solicitation for
Beazer Homes USA, Inc.’s Outstanding 7.500% Senior Notes due 2031 and 8.000% Senior Notes due 2032
JACKSONVILLE, Fla., — October 22, 2026 — Dream Finders Homes, Inc. (NYSE: DFH) (“Dream Finders”) today announced, in connection with its recently completed acquisition (the “Transaction”) of Beazer Homes USA, Inc. (“Beazer”), that it is commencing private exchange offers (the “Exchange Offer”) and related consent solicitations (the “Consent Solicitation”) with respect to Beazer’s outstanding notes of the series listed in the table below (collectively, the “Beazer Notes”).
Pursuant to the terms and conditions set forth in an exchange and consent solicitation statement dated October 22, 2026 (the “Offering Memorandum”), Dream Finders is offering to issue new notes (collectively, the “Dream Finders Notes”) in exchange for any and all of the Beazer Notes held by holders eligible to participate in the Exchange Offer (the “Eligible Holders”).

Series of Beazer Notes	CUSIP No.	Principal Amount Outstanding	Dream Finders Notes to be Issued	Early Participation Premium	Exchange Consideration	Total Consideration
7.500% Senior Notes due 2031	07556QBU8 (144A) / U0758TAT4 (Reg S)	$250,000,000	7.500% Senior Notes due 2031	$50 principal amount of Dream Finders Notes and $1.00 in cash	$950 principal amount of Dream Finders Notes	$1,000 principal amount of Dream Finders Notes and $1.00 in cash
8.000% Senior Notes due 2032	07556QBV6 (144A) / U0758TAU1 (Reg S)	$400,000,000	8.000% Senior Notes due 2032	$50 principal amount of Dream Finders Notes and $1.00 in cash	$950 principal amount of Dream Finders Notes	$1,000 principal amount of Dream Finders Notes and $1.00 in cash
In exchange for each $1,000 principal amount of Beazer Notes that is validly tendered at or prior to 5:00 p.m., New York City time, on November 4, 2026 (such time and date, as the same may be extended, the “Early Participation Date”), and not validly withdrawn, Eligible Holders will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the corresponding Dream Finders Notes and a cash payment of $1.00 per $1,000 principal amount of Beazer Notes (the “Cash Consideration”). The Total Consideration includes an early participation premium (the “Early Participation Premium”), which consists of $50 principal amount of the corresponding series of Dream Finders Notes per $1,000 principal amount of Beazer Notes and the Cash Consideration.
Eligible Holders validly tendering their Beazer Notes after the Early Participation Date but on or prior to 5:00 p.m., New York City time, on November 20, 2026, (such time and date, as the same may be extended, the “Expiration Date”) will not be eligible to receive the Early Participation Premium and will receive only the exchange consideration set out in the table above (the “Exchange Consideration”).
In addition to the Exchange Consideration or Total Consideration, as applicable, Eligible Holders whose Beazer Notes are accepted for exchange will be paid accrued and unpaid interest on the applicable series of Beazer Notes from, and including, the most recent date on which interest was paid on such Eligible Holder’s Beazer Notes to, but not including, the first applicable settlement date on which such Eligible Holder’s Beazer Notes are exchanged, payable in cash on such applicable settlement date. Interest on such Beazer Notes will cease to accrue on the applicable settlement date for all Beazer Notes accepted for exchange in the Exchange Offer.
Rights to withdraw tendered Beazer Notes and revoke consents terminate at 5:00 p.m., New York City time, on November 4, 2026, unless extended (such time and date, as the same may be extended, the “Withdrawal Deadline”), except as required by applicable law. Dream Finders reserves the right to terminate, withdraw, amend or extend the Exchange Offer and Consent Solicitation in its discretion, subject to the terms and conditions set forth in the Offering Memorandum.

In addition, pursuant to the Consent Solicitation, Dream Finders is soliciting consents from the Eligible Holders to certain proposed amendments (the “Proposed Amendments”) to the Beazer Notes and the related indentures under which they were issued (as supplemented, collectively, the “Beazer Indentures”) to eliminate substantially all of the restrictive covenants and events of default under the Beazer Indentures. Dream Finders is conducting the Exchange Offer to simplify its capital structure following the consummation of the Transaction. The Exchange Offer and Consent Solicitation are being made upon the terms and conditions set forth in the Offering Memorandum, copies of which will be made available to the Eligible Holders.
Eligible Holders validly tendering their Beazer Notes will be deemed to have delivered consents to the Proposed Amendments with respect to such tendered Beazer Notes. Eligible Holders will not be permitted to tender their Beazer Notes without delivering consents or to deliver consents without tendering their Beazer Notes.
Dream Finders’ obligation to accept and exchange the Beazer Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum. Dream Finders may generally waive any such condition, in its sole discretion, at any time with respect to the Exchange Offer and Consent Solicitation. The Exchange Offer and Consent Solicitation are not conditioned upon the tender of any minimum aggregate principal amount of the Beazer Notes or the receipt of the requisite consents in the Consent Solicitation.
This press release is neither an offer to sell nor the solicitation of an offer to buy the Dream Finders Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offer has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Dream Finders Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Dream Finders Notes will be offered for exchange only (i) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (ii) outside the United States to persons other than U.S. persons (each as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The Dream Finders Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
The Exchange Offer and Consent Solicitation are being made only pursuant to the Offering Memorandum. The Offering Memorandum and other documents relating to the Exchange Offer and Consent Solicitation will be distributed only to holders who complete and return an eligibility letter confirming that they are Eligible Holders. Holders located in or a resident of Canada are additionally required to complete, sign and submit to the exchange agent a Canadian certification form in order to participate. None of Dream Finders, Beazer, their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, the trustee for the Dream Finders Notes or the Beazer Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their Beazer Notes in the Exchange Offer.
Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the exchange agent and information agent for the Exchange Offer and Consent Solicitation, at (866) 796-6867 (U.S. Toll-free) or by email at DFH@dfking.com. Banks and brokers should call (646) 698-8770. The eligibility letter may also be found here: https://www.dfking.com/dfh. D.F. King & Co., Inc. will also provide copies of the Offering Memorandum to Eligible Holders.
The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum. The Exchange Offer is only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to holders of Beazer Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Dream Finders Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.
About Dream Finders Homes
Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders builds single-family homes throughout the Southeast, Mid-Atlantic, Midwest, Southwest and West, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, California, Nevada, Indiana, Delaware and the Washington, D.C. metropolitan area, which comprises Washington, D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, Dream Finders also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders achieves its growth and returns by maintaining an asset-light homebuilding model.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “positions,” “potential,” “predicts,” “project,” “prospects,” “pursue,” “seek,” “should,” “target,” “will,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and Dream Finders’ actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks, uncertainties and assumptions are discussed in Dream Finders’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the SEC. In addition to factors previously disclosed in Dream Finders’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the outcome of any legal proceedings relating to the acquisition that may be instituted against Dream Finders or Beazer; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; Dream Finders’ ability to complete the integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; the level of indebtedness incurred in connection with the acquisition of Beazer and Dream Finders’ ability to reduce leverage within anticipated timeframes or to access capital on acceptable terms; the effects of the completion of the acquisition on the market price of Dream Finders’ common stock, credit ratings or operating results; and the potential impact of the acquisition on relationships, including with employees, customers and competitors. Dream Finders undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.
Contacts:
Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com